UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 3, 2025 (June 30, 2025 )

Kestrel Group Ltd
 (Exact name of registrant as specified in its charter)

Bermuda	001-42668	98-1833921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Bermudiana Road, Suite 1141,
Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	KG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025, Lawrence Metz resigned from his position with Kestrel Group Ltd (the “Company”), effective as of June 30, 2025 (the “Separation Date”) to pursue other opportunities. In connection with his resignation, Mr. Metz and the Company entered into a Separation and Release of Claims Agreement (the “Agreement”), dated as of the Separation Date.

In exchange for Mr. Metz’s entering into the Agreement, the Company will pay to Mr. Metz a total, cash amount of $1,100,000, less applicable deductions (the “Separation Amount”), which shall be payable in equal installments pursuant to the Company’s normal payroll practices for the period commencing on the Separation Date and ending on May 1, 2028. The Company further agrees that it will continue to cover Mr. Metz under its directors’ and officers’ liability insurance policy which coverage shall be substantially similar to Mr. Metz’s coverage as of June 1, 2025. In exchange for the Company’s entering into the Agreement, Mr. Metz agrees he is not entitled to any further consideration other than the Separation Amount, and agrees that any outstanding equity interests (including, specifically, all currently outstanding and unvested restricted shares) he holds in the Company are cancelled and forfeited for no consideration as of the Separation Date. Furthermore, Mr. Metz agrees to release any claims he may have or has ever had against the Company and its affiliates.

All of Mr. Metz’s previously existing restrictive covenants remain in effect; provided, in further consideration of the Agreement, the Company has agreed to partially waive Mr. Metz’s non-competition restrictions contained in Section 6(a) of his employment agreement with Maiden Holdings, Ltd., such that the non-competition provisions shall remain in effect only with respect to AmTrust Financial Services, Inc. (and any other Zyskind and/or Karfunkel families’ related entity), until June 30, 2026. In addition, to protect the Company’s confidential information, Mr. Metz agreed to an updated confidentiality covenant and a mutual non-disparagement covenant. Furthermore, Mr. Metz agrees to reasonably cooperate with the Company as may be required with respect to any past or currently ongoing or future legal matters that relate to or arise out of Mr. Metz’s employment with the Company or in the event that any claim or action is brought against the Company concerning which he may have knowledge or information.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
10.1	Lawrence Metz Separation and Release of Claims Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 3, 2025	Kestrel Group Ltd

		By:	/s/ Bradford Luke Ledbetter
		Name:	Bradford Luke Ledbetter
		Title:	Chief Executive Officer

SEPARATION AGREEMENT AND GENERAL RELEASE

1.This Separation Agreement and General Release (“Agreement”) is between Lawrence Metz (“Employee”) and Kestrel Group Ltd. (“Company”) to resolve any and all claims alleged by Employee against the Company, and all other outstanding issues or claims regarding Employee’s employment with the Company, and to set forth all of the obligations between the parties.

2.Employee’s employment with the Company and all of its affiliates will terminate effective June 30, 2025 (“Separation Date”). Employee acknowledges that Employee has been paid Employee’s regular rate of pay in equal biweekly installments, less applicable deductions through the Separation Date.

3.In exchange for Employee’s execution and non-revocation of this Agreement and in exchange for the other obligations that Employee owes to the Company under this Agreement, the Company agrees to pay Employee the total amount of one million one hundred thousand dollars ($1,100,000), less applicable deductions (the “Separation Amount”). The Separation Amount will be paid to Employee in equal installments pursuant to the Company normal payroll practices (which is currently paid bi-weekly) for the period commencing on the Separation Date and ending on May 1, 2028, provided that first payment shall be made within ten (10) business days after the Effective Date (and shall contain all amounts which should have been paid prior to such date, but were not paid). Employee acknowledges that Employee is not otherwise entitled to the payment set forth in this Section 3 and that such payment constitutes valid consideration for the release set forth in Section 6 below.

4.Employee acknowledges that Employee has been advised that Employee may be able to continue Employee’s health benefits pursuant to COBRA and that Employee will receive additional information regarding COBRA under separate cover.

5.Employee agrees that Employee is not entitled to and will not seek any further consideration, including but not limited to, any wages, vacation pay (except as set forth in Section 2), sick pay, disability pay, bonus, compensation, profit sharing contributions, restricted stock, stock options, payment or benefit from Releasees (as defined in Section 6) other than that to which Employee is entitled pursuant to this Agreement. Specifically, Employee agrees that any Restricted Shares which he was previously awarded (including pursuant to the Maiden Holdings, Ltd., a Bermuda company (“Maiden”), 2019 Omnibus Incentive Plan, as amended and restated, or any predecessor or successor plan which may have then been in effect) which remain outstanding and unvested as of the date immediately preceding the Separation Date are cancelled and forfeited for no consideration as of the Separation Date.

6.Following the Separation Date, Employee shall retain all rights to indemnification arising under Company’s Memorandum of Association and By-Laws and that certain Indemnification Agreement among the Employee and the Company dated May 27, 2025, for alleged acts or omissions arising as of or prior to the Separation Date while Employee was employed by the Company or Maiden. In addition, the Company shall continue to include coverage for Employee (which coverage shall be substantially similar to Employee’s coverage on June 1, 2025) under directors’ and officers’ liability insurance policy or policies (the “D&O Policy”) (pursuant to the Company’s tail insurance coverage with respect to his alleged acts or omissions during the period that he served as an officer of the Company or Maiden) for a period of six (6) years from the Separation Date, so long as the Company is able to include and maintain such coverage for Employee under the D&O Policy on commercially reasonable terms. In the event the Company is unable to renew the D&O Policy following the expiration of the current term of such D&O Policy on commercially reasonable terms, the Company shall use its commercially reasonable efforts to obtain a replacement directors’ and officers’ liability insurance policy or policies (a “Replacement D&O Policy”), which Replacement D&O Policy shall provide coverage to Employee upon the foregoing terms and conditions; provided that in any event, Employee shall be entitled to no less favorable protection under the Replacement D&O Policy as is provided to other former officers of the Company or Maiden.

7.In consideration of the payments and benefits to Employee provided herein, Employee agrees to and hereby does release and discharge the Company, its parents, subsidiaries, affiliates and their successors or assigns, directors, officers, consultants, attorneys, representatives and employees (collectively “Releasees”) from any and all claims, causes of action, arbitrations and demands, whether known or unknown, which Employee has or ever has had, which are based on acts or omissions occurring up to and including the date this Agreement is fully executed, except as to the enforcement of this Agreement and any rights which cannot be waived as a matter of law. In this release, Employee further releases Releasees from any and all compensation owed to Employee, including payment for accrued, but unused, paid time off (except as set forth in Section 2), vacation pay and any attorneys’ fees, damages and costs Employee could recover under any statute or common law theory. Included within this release, without limiting its scope, are claims arising out of Employee’s employment or the termination of Employee’s employment based on Title VII of the Civil Rights Acts of 1964 as amended, the Civil Rights Act of 1870, the Americans with Disabilities Act of 1990 as amended, the Americans with Disabilities Act Amendments Act of 2008, the Age Discrimination in Employment Act, as amended, the Older Workers Benefit Protection Act, the Fair Labor Standards Act of 1938 as amended by the Equal Pay Act of 1963, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Genetic Information Nondiscrimination Act of 2008, the Lilly Ledbetter Fair Pay Act of 2009, the New York State Human Rights Law, the New York City Human Rights Law, the New York Labor Law, the New York Wage Theft Prevention Act, the U.S. Patriot Act, the Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act, and any other federal, state or local civil rights, disability, discrimination, retaliation or labor law, or any theory of contract, criminal, arbitral or tort law.

8.(a) In the course of Employee’s employment with the Company prior to the date hereof, Employee may have had access to confidential and proprietary information and records, data and other trade secrets of the Company (“Confidential Information”). Confidential Information shall include, without limitation, the following types of information or material, both existing and contemplated, regarding the Company or its parents, subsidiaries, direct and indirect affiliated corporations and other entities: corporate information, including plans, strategies, policies, resolutions, drawings, designs, proposals and any litigation or negotiations; marketing information, including marketing and sales plans, strategies, methods, customer and/or supplier information, pricing information, prospects or market research data; financial information, including cost and performance data, debt arrangement, equity structure, investors and holdings; operational and scientific information, including trade secrets, confidential processes, specifications, expertise, techniques, inventions, concepts, ideas and technical information; and personnel information, including personnel lists, resumes, personnel data, organizational structure, compensation structure and performance evaluations. Employee shall not directly or indirectly disclose Confidential Information to any person or entity or use any Confidential Information in any way. Employee represents and warrants that Employee shall return within 5 days of the Separation Date (and no portion of Separation Amount shall be payable until the return of such property) to the Company all property of the Company in Employee’s possession, including, but not limited to, all office equipment, computer equipment and peripherals (such as laptops, printers and memory sticks), cell phones, credit cards, keys, documents, manuals, procedures, notebooks and any other Confidential Information. Notwithstanding the foregoing, Employee may retain his laptop computer, printer and monitor (provided he will provide the Company access to such laptop within 5 days of

Separation Date for the Company to ensure that all Company Confidential Information is removed from such laptop). Employee represents and warrants that Employee has deleted all of the Company’s Confidential Information from Employee’s personal computers, other memory devices and/or records.

(b) Notwithstanding the provisions of Section 8(a), Employee shall not be prohibited from exercising any legally protected whistleblower rights (including under Rule 21F under the Securities Exchange Act of 1934, as amended). Further the term “Confidential Information” shall not include information that (i) is general industry information not of a proprietary nature, (ii) was in or enters the public domain, or was or becomes generally available to the public, other than as a result of the disclosure by Employee in violation of the terms of this Agreement; or (iii) is required to be disclosed by Employee as a result of a Legal Requirement (subject to Employee’s compliance with Section 8(c)).

(c) In the event that Employee is required to disclose any Confidential Information by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, court order, operation of law, or similar processes or otherwise pursuant to applicable law or regulation (a “Legal Requirement”), Employee shall (i) provide the Company prompt written notice of such Legal Requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement; and (ii) reasonably cooperate with the Company in taking legally available steps to resist or narrow any disclosure pursuant to such Legal Requirement. After satisfying the requirements of the immediately preceding sentence, if the Company was not able to obtain an appropriate protective order or to narrow the scope of the disclosure, then in the absence of a protective order or the receipt of a waiver hereunder, Employee is advised by his legal counsel in writing that he is legally required to disclose such Confidential Information, Employee may disclose only that portion of the Confidential Information that such counsel has advised he is required to be disclosed.

9. This Agreement is not an admission by the Company of any liability. The Company specifically denies and disclaims any discrimination or injury to any person.

10. The parties agree that this Agreement may not be introduced in any proceeding, except to establish the settlement and release, the breach of this Agreement, or as may be required by law or judicial directive.

11. The Employee agrees not to disparage, or encourage others to disparage, the Company or any of its affiliates, or their respective affiliates or any of their products, services, businesses or activities or any of their officers, directors, or employees through oral or written communications, including, without limitation, communications to any media outlet or reporter, online blogs, or on or through social media platforms. The Company agrees that it will instruct its officers and directors (and will cause Luke Ledbetter, Elise Clarke and Patrick Haveron) not to disparage Employee. Notwithstanding the foregoing, nothing in this Paragraph shall prohibit compliance with a lawful subpoena or court order, or taking any other actions affirmatively authorized by law, the rights to which cannot be waived. Employee and Company agree to utilize the statement attached hereto as Exhibit A in an announcement and in response to any other requests (other in connection with internal Company communications on a need to know basis or relating to disclosures required by applicable law or regulations or as may be required with respect to shareholder advisory services (e.g., ISS)) regarding the circumstances for Employee’s separation from the Company. The Company agrees to provide a neutral reference consisting of Employee’s title (Chief Legal Officer) and dates of employment, in response to any request from potential employers.

12. Employee agrees to reasonably cooperate with the Company (at the Company’s expense) with respect to any past or currently ongoing or future legal matters that relate to or arise out of Employee’s employment with the Company or in the event that any claim or action is brought against the Company concerning which Employee may have knowledge or information. Employee’s cooperation may take the form of, among other things, Employee making himself reasonably available for interviews by the Company’s officers, employees or counsel, providing copies of any relevant documents Employee may have, and preparing to testify and testifying at depositions, informal and formal hearings, and trials. Such cooperation shall not adversely interfere with any future positions Employee may obtain. Nothing in the Agreement shall be construed to prohibit Employee from cooperating with and participating in any investigation by or action taken by federal, state, or local administrative agencies, regulatory agencies, or law enforcement agencies. Furthermore, Employee’s cooperation with and participation in any investigation by, or action taken by, federal, state or local administrative agencies, regulatory agencies, or law enforcement agencies will not violate any provision of this Agreement.

13. This Agreement contains the complete understanding of the parties with respect to the subject matter hereof. No other promises or agreements shall be binding or shall modify this Agreement unless reduced to writing and signed by the parties hereto or counsel for the parties. Notwithstanding the foregoing, the restrictive covenants contained in Sections 5, 6, and 8 of Employee’s Employment Agreement, dated November 1, 2011 (“Employment Agreement”) shall continue in full force and effect. However, it is understood and agreed that the Company waives the non-competition restrictive covenant contained in Section 6(a) of the Employment Agreement (the “Non-Compete”) with respect to all companies; provided, the Non-Compete shall continue to apply to (and Employee may not provide any services to) AmTrust Financial Services, Inc. or any other Zyskind and/or Karfunkel families’ related entity until June 30, 2026.

14. This Agreement shall be governed by New York law without regard to conflicts of laws principles, and any action to enforce this Agreement must be brought and heard in a court within the State of New York. The parties to this Agreement consent to personal jurisdiction in the State of New York in any action commenced to enforce its terms.

15. Employee shall not institute nor be represented as a party in any lawsuit, claim, complaint or other proceeding against or involving Releasees based on Employee’s employment with the Company or upon any act or omission occurring up to and including the date this Agreement is fully executed, whether as an individual or class action, under any federal, state or local laws, rules, regulations or any other basis. Further, Employee shall not seek or accept any award or settlement from any such source or proceeding (not including unemployment insurance proceedings). In the event that Employee institutes, is a knowing participant, or is a willing member of a class that institutes any such action, Employee’s claims shall be dismissed or class membership terminated with prejudice immediately upon presentation of this Agreement. This Agreement does not affect Employee’s right to file a charge with the Equal Employment Opportunity Commission (“EEOC”), the New York State Division of Human Rights (“NYSDHR”), or any similar state or local agency, or to participate in any investigation conducted by the EEOC, the NYSDHR, or any similar state or local agency, but Employee acknowledges that Employee is not entitled to any monies other than those payments described in this Agreement.

16. Nothing in this Agreement prohibits Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures and Employee is not required to notify the Company that Employee has made such reports or disclosures. Further, this Agreement does not limit Employee’s right to receive an award for information provided to any governmental agency or entity.

17. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“409A”). The Company shall undertake to administer, interpret and construe the provisions of the Agreement in a manner that does not result in the imposition of any additional tax, penalty or interest under 409A. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under 409A, Employee shall not be considered to have terminated employment or service with the Company for purposes of this Agreement until the Employee would be considered to have incurred a “separation from service” from the Company within the meaning of 409A. Any payments described in this Agreement that are due within the “short-term deferral period” as defined in 409A, or that otherwise are exempt from 409A, shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Agreement to the extent that any payments under this Agreement are payable upon a separation from service, the settlement and payment of such payments (or other amounts) shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier) to the extent necessary to avoid the imposition of any individual tax and penalty interest charges imposed under 409A. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of 409A. In no event whatsoever will the Company be liable for any additional tax, interest or penalties that may be imposed on Employee under 409A or any damages for failing to comply with 409A. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

18. Employee warrants that Employee is fully competent to enter into this Agreement and Employee acknowledges that Employee has been afforded the opportunity to review this Agreement with an attorney for at least twenty-one (21) days, that Employee has been advised to consult with an attorney of Employee’s choice before signing this Agreement, that Employee has consulted with an attorney prior to executing this Agreement, that Employee has read and understands this Agreement and that Employee has signed this Agreement freely and voluntarily. Further, Employee understands that Employee has the opportunity to revoke such Agreement within seven (7) days of signing it (the “Revocation Period”). Employee understands that if Employee does revoke this Agreement, Employee must notify the Company in writing within seven (7) days of signing this Agreement and must return any amount Employee has received hereunder in such event. If Employee does not revoke this Agreement, it shall become effective upon the expiration of the Revocation Period (the “Effective Date”).

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. To signify the parties’ agreement to the terms of this Agreement, the parties have executed this Agreement on the date set forth opposite their signatures which appear below.

LAWRENCE METZ /s/ Lawrence Metz Date: 6/30/2025	KESTREL GROUP LTD. By: /s/ Bradford Luke Ledbetter Its: CEO Date: 6/30/2025

EXHIBIT A

Lawrence Metz has made the decision to leave Kestrel to pursue other opportunities, effective June 30, 2025. We thank Larry for his many years of service to Maiden Holdings and wish him the best.